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                               AJ. ROBBINS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                            DENVER, COLORADO  80206








                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports dated:

     REPORT DATE:        FINANCIAL STATEMENTS OF:
     -----------         -----------------------

     October 18, 1996    NR Holdings, Inc.

and to the reference made to our firm under the caption "Experts" included in or made part of this S-8 Registration Statement.






                                   AJ. ROBBINS, P.C.
                                   CERTIFIED PUBLIC ACCOUNTANTS
                                      AND CONSULTANTS




DENVER, COLORADO
APRIL 10, 1998